Exhibit 10.2

AMENDMENT OF
AMENDED AGREEMENT FOR EMPLOYMENT FOLLOWING A CHANGE OF CONTROL

     THIS AMENDMENT, made and entered into October 19, 2004 (the “Amendment Date”), by and between Ronald H. Zech (the “Executive”) and GATX Corporation (the “Company”);

WITNESSETH THAT:

     WHEREAS, the Executive and the Company have previously entered into an Amended Agreement for Employment Following a Change of Control (the “Agreement”) effective as of March 15, 2002, and the parties to the Agreement wish to amend its terms;

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the Company and the Executive hereby agree as follows, effective as of the Amendment Date:

     1. The following is hereby substituted for Section 1(b) of the Agreement:

          (b) The “Change of Control Period” shall mean the period commencing on January 1, 2001 and ending on October 11, 2005.

     2. The following is hereby substituted for Section 3 of the Agreement:

          3. Employment Period. The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on October 11, 2005 (the “Employment Period”).

     3. The following is hereby substituted for Section 4(a)(i) of the Agreement:

          (i) During the Employment Period, (A) the Executive’s position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned by or to the Executive on the date immediately preceding the Effective Date (provided that it shall not be a breach of this Agreement, and shall not constitute Good Reason, for the Board to elect a successor to the Executive as the Company’s Chief Executive Officer); and (B) the Executive’s services shall be performed at the location where the Executive was employed immediately preceding the Effective Date or any office or location less than 35 miles from such location.

     4. The following is hereby substituted for Section 4(a)(ii) of the Agreement:

          (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive’s reasonable best efforts to perform faithfully and efficiently such responsibilities; provided, however, that from the time the Executive ceases to serve as Chief Executive Officer he shall devote such of his business time and attention to the business and affairs of the Company as the Board shall reasonably require, consistent with the position of Chairman of the Board. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive’s responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive’s responsibilities to the Company.

     5. The following is hereby substituted for Section 4(b)(iii) of the Agreement:

          (iii) Long-Term Incentive, Savings and Retirement Plans. During the Employment Period, the Executive shall be entitled to participate in all savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and its affiliated companies for the Executive under such plans, practices, policies and programs as in effect at any time during the 120-day period immediately preceding the Effective Date or if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and its affiliated companies. During the Employment Period, the Executive shall receive stock options and long-term incentive awards as determined by the Board in accordance with the Company’s then-applicable stock plan and long-term incentive plan. Such awards shall be made at the same time during the calendar year as awards are generally made to senior executives of the Company, and shall be consistent with competitive pay practices generally and appropriate relative to awards made to other senior executives of the Company.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the dates written below.

GATX CORPORATION
By:	/s/ James M. Denny
James M. Denny

Its:	Chairman of the Compensation Committee of the Board of Directors

Date:	October 19, 2004

By:	/s/ Ronald J. Ciancio
Ronald J. Ciancio

Its:	Vice President, General Counsel and Secretary

Date:	October 19, 2004

RONALD H. ZECH

/s/ Ronald H. Zech

Date:	October 19, 2004

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